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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement Nos. 333-112073, 333-112073-01 and 333-112073-02 of
MetLife, Inc., (the "Company") on Form S-3 of our report dated February 19, 2003, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
New York, New York
March 4, 2004